Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated as of _______, 2011 is entered into between Hampshire Group, Limited, a Delaware corporation (“Parent”), and the individuals or entities set forth on Schedule A hereto (each, a “Stockholder” and collectively the “Stockholders”).

W I T N E S S E T H:

WHEREAS, Parent, RG Merger Sub, S.A., a Honduran sociedad anonima and a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”) and Rio Garment S. de R.L., a limited liability company organized under the laws of the Republic of Honduras, and the Stockholders have entered into an Agreement and Plan of Merger dated as of June 13, 2011, (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, each Stockholder will receive from Parent on the Closing Date (as defined below) shares of common stock, par value $0.10 per share, of Parent (“Common Stock”), subject to the terms and conditions set forth in the Merger Agreement (together with any additional shares of Common Stock acquired by the Stockholder or which such Stockholder has the power to vote, such Stockholder’s “Subject Shares”);

WHEREAS, each Stockholder has agreed to enter into this Agreement as an inducement and condition to the Parent Parties’ willingness to enter into the Merger Agreement; and

WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the Parent Parties entering into the Merger Agreement, and in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Certain Covenants.

1.1.  Grant of Proxy; Voting Agreement.

(a)  From and after the Closing Date, each Stockholder shall, at the request of Parent, (i) when any annual, special, adjourned or postponed meeting of the stockholders of Parent, however called, is held, appear at such meeting, or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote, or cause to be voted, its Subject Shares (in whatever manner shall be necessary at any such meeting or adjournment or postponement thereof, or in any written consent circulated for execution by the stockholders of Parent or in any other circumstance upon which a stockholder’s vote or approval is sought) (A) in favor of the approval of an amendment to the Certificate of Incorporation of Parent to eliminate the ability of the stockholders of Parent to act by written consent and (B) in favor of the approval of an amendment to the Certificate of Incorporation of Parent to increase the authorized share capital issuable thereunder by up to 3,333,333 shares of Common Stock.  Nothing herein shall be deemed to create any obligation of Parent, and Parent shall have no obligation, to propose, or take any action to propose, to its stockholders any amendment to its Certificate of Incorporation, including the amendments to its Certificate of Incorporation described in (ii)(A) and (ii)(B) above.

(b)  From and after the Closing Date, during each Applicable Period (as defined below), each Stockholder shall (i) when any annual, special, adjourned or postponed meeting of the stockholders of Parent, however called, is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote, or cause to be voted, its Subject Shares (in whatever manner shall be necessary at any such meeting or adjournment or postponement thereof, or in any written consent circulated for execution by the stockholders of Parent or in any other circumstance upon which a stockholder’s vote or approval is sought) in favor of each nominee to Parent’s Board of Directors (the “Board”) that is nominated for election by the Nominating and Corporate Governance Committee of the Board (or by any successor committee thereto or by the Board).  For purposes hereof, “Applicable Period” means any period during which any Stockholder (or any of its permitted successors or assigns) has the right to designate a nominee to the Board pursuant to that certain Stockholder Rights Agreement, dated as of the date hereof, among Parent and the Stockholders (the “Stockholder Rights Agreement”) or any successor or replacement agreement (or any other agreement among Parent and any of the Stockholders then holding Subject Shares).

(c)  Each Stockholder hereby irrevocably appoints Parent (and each executive officer of Parent and any other individual designated in writing by Parent) as attorney-in-fact (with full power of substitution) for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to:  (i) attend any and all meetings of the stockholders of Parent and to be counted as present thereat, (ii) vote, express consent or dissent or otherwise act on behalf of such Stockholder and (iii) grant or withhold all written consents with respect to such Stockholder’s Subject Shares at any and all meetings of the stockholders of Parent or in connection with any action sought to be taken by written consent without a meeting, in each case with respect to the matters expressly set forth in Sections 1.1(a) and 1.1(b) (together, the “Subject Matters”).  Parent agrees not to exercise the proxy granted herein for any purpose other than with respect to the Subject Matters.  The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the Expiration Date (as defined below) and shall not be terminated by operation of Law or upon the occurrence of any other event.  Such Stockholder hereby affirms that the proxy set forth in this Section 1.1(c) is given in connection with and granted in consideration of and as an inducement to the Parent Parties to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under this Agreement.  Each Stockholder may vote its Subject Shares on all matters other than the Subject Matters in its discretion, provided that such vote does not contravene the provisions of this Agreement.  The proxy set forth in this Section 1.1(c) is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 6.1 of this Agreement.  This proxy shall be deemed effective as of the Closing Date.

1.2.  No Inconsistent Arrangements.

(a)  Except as otherwise contemplated by this Agreement, permitted by the Stockholder Rights Agreement or consented to in writing by Parent, no Stockholder shall (i) transfer, sell, exchange, assign, pledge, hypothecate or otherwise encumber or dispose of the Subject Shares, whether directly or indirectly, voluntarily or involuntarily or by operation of Law (each, a “Transfer”) or consent to any Transfer, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Subject Shares, (iv) deposit such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder and the grant of the proxy as contemplated herein.

(b)  This Agreement hereby revokes as of the Closing Date all prior powers of attorney and proxies appointed or granted by any Stockholder with respect to the Subject Matters at any time with respect to such Stockholder’s Subject Shares and no subsequent powers of attorney or proxies with respect to the Subject Matters may be appointed or granted by such Stockholder, or be effective, with respect thereto during the term of this Agreement.  In the event of any conflict between the terms of this Agreement, including the proxy granted herein, and the provisions of any other agreement or any other proxy granted with respect to the voting on any matter, the provisions of this Agreement shall control and such other proxy shall be deemed void and of no force or effect and such Party shall take all action necessary to effectuate the foregoing.

1.3.  Public Announcement.  Each Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the express written approval of Parent, except as may be required by Law, including any filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Section 1.3 shall terminate and be null and void upon the Expiration Date.

1.4.  Disclosure.  Each Stockholder hereby authorizes each of the Parent Parties to publish and disclose in any announcement or disclosure required by the SEC (including all documents and schedules filed with the SEC in connection with the foregoing) or any national securities exchange, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

1.5.  Additional Shares.  Each Stockholder will promptly notify Parent in writing of the number of any shares of Common Stock acquired directly or beneficially by the Stockholder, if any, after the date of this Agreement.

2.  Representations and Warranties of Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to Parent:

2.1.  Ownership.  As of the Effective Time (as defined in the Merger Agreement), and other than as set forth in the Stockholder Rights Agreement, such Stockholder holds of record and beneficially (as defined in Rule 13d-3 under the Exchange Act), and has good and marketable title to, the Subject Shares, in each case, free and clear of all liabilities, claims, security interests, liens, pledges, options, rights of first refusal, agreement, limitations on voting, proxies, restrictions, charges, participations and encumbrances of any kind or character whatsoever (collectively, “Liens”), and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such Subject Shares.  The Subject Shares shall constitute all of the shares of Common Stock, or any other securities convertible into or exercisable for Common Stock, owned by such Stockholder or its Affiliates as of the Closing Date.  As of the Effective Time, such Stockholder and its Affiliates do not have any rights of any nature to acquire additional Common Stock or any other securities convertible into, or exercisable for, Common Stock.  As of the Effective Time, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares.

2.2.  Authorization.  Such Stockholder has all legal power (in case of Stockholders that are natural persons) and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder (in case of Stockholders that are not natural persons).  Such Stockholder has duly and validly executed and delivered this Agreement, and this Agreement is a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

2.3.  No Violation.  Neither the execution and delivery of this Agreement nor the performance of such Stockholder’s obligations hereunder nor the consummation of the transactions contemplated hereby will (a) require such Stockholder to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Entity or any other Person other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with (with or without notice or lapse of time or both), any provision of such Stockholder’s organizational documents (in the case of a Stockholder that is not a natural person) or any other contract, agreement or understanding to which the Stockholder is a party, or any Law binding upon or applicable to such Stockholder or its property or assets.  As of the date hereof, no proceedings are pending which, if adversely determined, will have a material adverse effect on such Stockholder’s ability to vote or dispose of any of the Subject Shares.

2.4.  Stockholder Has Adequate Information.  Such Stockholder is a sophisticated acquirer with respect to the Subject Shares and has adequate information concerning the business and financial condition of Parent to make an informed decision regarding the acquisition of the Subject Shares and has independently and without reliance upon any Parent Party and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Such Stockholder acknowledges that none of the Parent Parties has made and none makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in the Transaction Documents.

2.5.  No Setoff.  Such Stockholder has no liability or obligation related to or in connection with such Stockholder’s Subject Shares other than the obligations to Parent as set forth in this Agreement.  There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of any Person, to reduce the amount of the Subject Shares or affect the validity or enforceability of this Agreement.

3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to Stockholder:

3.1.  Organization.  Parent is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.2.  Authorization.  Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Parent has duly and validly executed and delivered this Agreement, and this Agreement is a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

3.3.  No Violation.  Neither the execution and delivery of this Agreement nor the performance of Parent’s obligations hereunder nor consummation of the transactions contemplated hereby will violate, or cause a breach of or default under, or conflict with (with or without notice or lapse of time or both), any provision of Parent’s certificate of incorporation or bylaws or any other contract or agreement to which Parent is a party, or any Law binding upon or applicable to Parent or its properties or assets, except for such violations, breaches, defaults or conflict which will not prevent Parent from satisfying its obligations under this Agreement.

4.  Representations and Warranties.  The respective representations and warranties of each Stockholder and Parent contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.

5.  Specific Performance.  Each Stockholder acknowledges that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such Stockholder which are contained in this Agreement.  It is accordingly agreed that, in addition to any other remedies which may be available to Parent upon the breach by such Stockholder of such covenants and agreements, Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements, in each case without posting bond or other security, and without the necessity of proving actual damages.

6.  Miscellaneous.

6.1.  Term.  This Agreement shall terminate automatically, without any notice or other action by any Person, on the earlier of (a) the first date on which none of the Stockholders (or their respective successors or assigns) beneficially own any Subject Shares or  (b) the date of consummation of a Change in Control (as defined below) of Parent (such date, the “Expiration Date”).  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article 6 shall survive any termination of this Agreement.

For purposes of this Agreement, “Change in Control” shall mean (a) any transaction in which a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than any Stockholder or the Stockholders, their Affiliates and/or their Permitted Transferrees (as defined in the Stockholder Rights Agreement) collectively, becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of Parent or (b) a sale, lease or other conveyance of all or substantially all of the assets of Parent.

6.2.  Expenses.  Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement.  Each Stockholder warrants and covenants to the other parties hereto that it will bear all claims for brokerage fees attributable to action taken by it.

6.3.  Entire Agreement.  This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties hereto.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.4.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5.  Assignment.  Without limitation to Section 1.1 of this Agreement and subject to this Section 6.5, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No Stockholder may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent.  Parent shall not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each Stockholder.  Notwithstanding the foregoing, Parent shall have the right to assign its rights, interests and/or delegate its obligations hereunder to any financing sources for collateral purposes.

6.6.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be an original, but each of which together shall constitute one and the same Agreement.

6.7.  Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by electronic mail, or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)  if to any Parent Party, to:

Hampshire Group, Limited
114 W. 41st Street
New York, NY  10036
Attn:  Heath L. Golden
Facsimile:  (212) 512-0388
e-mail:  hgolden@hamp.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY  10019
Attention:  Steven J. Gartner, Esq.
                   Mark A. Cognetti, Esq.
Facsimile:  (212) 728-8111
e-mail:  sgartner@willkie.com
              mcognetti@willkie.com

(b)  If to a Stockholder, to such Stockholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for such purpose by notice to each other party hereto, in each case with a copy to:

Stevens & Lee
620 Freedom Business Center
Suite 200
P.O. Box 62330
King of Prussia, PA  19406
Attn: Steven M. Tyminski, Esq.
Facsimile: (610) 371-7986
e-mail: SMT@stevenslee.com

Any party may by notice given in accordance with this Section 6.7 to the other parties designate updated information for notices hereunder.

6.8.  Governing Law.

(i)  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

(ii)  Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

6.9.  Consent to Jurisdiction; Services of Process.  The parties hereto hereby submit to the exclusive jurisdiction of the federal courts of located in Wilmington, Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.  Service of process with respect thereto may be made upon the parties  by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 6.7.

6.10.  Enforceability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and, absent agreement among the parties, a court is authorized to so modify this Agreement.

6.11.  Further Assurances.  From time to time, at Parent’s request and without further consideration, subject to the terms and conditions of this Agreement, the Stockholders shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby.

6.12.  Stop-Transfer Order.  In furtherance of this Agreement, concurrently herewith each Stockholder shall and hereby does authorize Parent to notify its transfer agent that this Agreement places limits on the voting of the Subject Shares.

6.13.  Remedies Not Exclusive.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.14.  Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.15.  No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
HAMPSHIRE GROUP, LIMITED

By:
Name:
Title:

STOCKHOLDERS:

By:
Name: Paul Buxbaum

By:
Name: David Gren

YIH III, LLC

By:
Name: Benjamin Yogel
Title: Member of the Managing Member

Schedule A